"BRUCE FUND, INC."
			     SCHEDULE OF INVESTEMENTS
				"December 31, 2004"
				         (Unaudited)
COMMON STOCKS/Warrants (51.78%)
No. of Shares		Issue		Cost	Market Value

	Property-Casualty Insurance (2.76%)
"5,000"		RLI Corp.			"$134,836"	"$207,850"
"520,000"	*Gainsco			"154,961"	"774,800"

	Pharmacuetical/Drug Delivery (9.60%)
"70,025"		*QLT			"824,820"	"1,126,002"
"25,000"		*Elan			"51,789"	          "681,250"
"15,000"		*Sepracor		"562,488"	"890,550"
"10,000"		Merck			"329,619"	"321,400"
"15,000"		Pfizer			"424,750"	"403,350"

	Life Science Products (0.62%)
"10,000"		*Serologicals		"69,847"	"221,200"

	Health Services (4.52%)
"10,071"		*Assisted Living		"60,771"	"183,292"
"212,300"	*Health Grades		"162,168" 615,670"
"27,000"		*America Service Group	"104,904" "722,790"
"20,000"		*Radiologix		"42,400"	"88,000"

	Business Services (8.77%)
"100,000"	*Darling International	"371,453"	"436,000"
"75,000"		*Danka Business Systems	305,629"	     "237,000"
"100,000"	*Internet Capital Group	"629,718"	"900,000"
"150,000"	*Open TV		"390,785"	"576,000"
"400,000"	*Private Business		"820,312"	"976,000"

	Energy/Energy Services (6.64%)
"139,300"	*Arena Resources		"1,051,088"	"1,184,050"
"102,300"	*Arena Resources Warrants	0	"310,992"
"24,000"		"*Team, Inc."		"64,920"	"373,200"
"20,000"		*Duratek			"314,302"	"498,200"

	Automotive/Transportation (10.93%)
"30,600"		*Amerco			"460,268"	"1,406,988"
"320,080"	*Rural Metro		"438,002"	"1,584,396"
"39,800"		*Amerigon		"123,350"	"148,852"
"50,000"		Titan Wheel Intl.		"490,479"	"755,000"

	Rubber Manufacturing (4.17%)
"510,200"	*AirBoss of America	"1,051,240"	"1,484,682"

	Consumer Products (1.80%)
"210,000"	*Oneida			"544,030"	"642,600"

	Electronics Manufacturing (0.49%)
"24,665"		Reptron Electronics	"102,353"	"175,122"

	Mineral Exploration (1.48%)
"32,370"		*Solatario Resources	"2,890"	"48,555"
"240,000"	*Crown Resources 		"339,500"	"480,000"

		Total Common Stocks	"10,423,672"	"18,453,791"




PREFERRED STOCK (1.38%)
No. of Shares
	Power Producers (1.38%)
"10,000"		AES Convt. C 6.75%	"331,030"	"493,500"

		Total Preferred Stocks	"331,030"	"493,500"


BONDS (34.34%)

Principal		Issue			Cost	Market Value

	U.S. Government (3.39%)
"$4,000,000""U.S. Treasury ""Strips"" bp due 8-15-2028"	"996,772""1,207,500"

	Municipal (0.25%)
"$1,000,000"*Ind. Air Auth. 6.5% due 11-15-2031 (flat)"295,180""90,000"

	Corporate (10.49%)
"$2,050,000"Calpine 8.5% due 2-15-2011	"1,405,531"	"1,568,250"
"$800,000"Charter 9.92% due 4-1-2011	"648,000"	"680,000"
"$544,000"Danka 10% due 4-1-2008		"521,240"	"511,360"
"$179,149"Reptron 7.00% due 3-3-2009	"85,210"	"159,443"
"$150,000"Rural Metro 7.875% due 3-15-2008	"55,500"	"148,500"
"$300,000"*Cone Mills 8.125% due 3-15-2005 (flat)"109,500"	"33,000"
"$1,875,185"*Timco Aviation  8% due 12-31-2006 (PIK)"626,363"	"637,563"

		Total Corporate Bonds	"3,451,344"	"3,738,116"

	Corporate Convertibles (20.21%)
"$1,200,000"Atlantic Coast Air 6% due 2-15-2034"367,800"	"558,000"
"$1,000,000"Corixa 4.25% due 7-1-2008	"833,750"	"820,000"
"$1,200,000"Durect 6.25% due 6-15-2008	"932,375"	"1,464,000"
"$200,000"Titan Wheel 5.25% due 7-26-2009	"212,000"	"264,000"
"$100,000"Cubist 5.5% due 11-1-2008		"55,880"	"95,500"
"$500,000"Emeritus 6.25% due 1-1-2006	408,000"	"450,000"
"$900,000"Silcon Graphics 6.125% due 2-1-2011"586,250"	"652,500"
"$500,000"PMA Group 6.5% due 9-30-2022	"422,000"	"560,000"
"$2,200,000"*Adelphia 6.00% due 2-15-2006 (flat)"871,125"	"462,000"
"$100,000"Curagen 6.00% due 2-2-2007	"65,000"	"99,000"
"$200,000"Calpine 4.75% due 11-15-2023	162,000"	"174,000"
"$2,500,000"*Kellstrom 5.5% due 6-15-2003 (liquidating)	"143,750" 50,000"
"$1,000,000"*Kellstrom 5.75% due 10-15-2002 (liquidating)"53,750"	"20,000"
"$700,000"Ibasis 6.75% due 6-18-2009	"153,000"	"938,000"
"$1,000,000"Level 3 Comm. 6.00% due 3-15-2010 "488,000"	"595,000"

	Total Corporate Convertibles		"5,754,680"	"7,202,000"

	Total Bonds		"$10,497,976"	"$12,237,616"

	Total Investments (87.50%)		"$21,252,678"	"$31,184,907"

	"Cash, other assets less liabilities (12.50%)"		"$4,452,959"

	TOTAL NET ASSETS (100%)			"$35,637,866"

The accompanying notes to financial statements
 are an integral part of this schedule.
	*Non-cash income producing